                                                                    EXHIBIT 1.1

                             UNDERWRITING AGREEMENT
                                                               September 4, 1997

Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, CA  94588

Dear Ladies and Gentlemen:

         We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Safeway Inc., a Delaware corporation ("Safeway" or the "Company"), proposes to issue and sell to each of the Underwriters $200,000,000 aggregate principal amount of 6.85% Senior Notes Due 2004 (the "Notes Due 2004"), $250,000,000 aggregate principal amount of 7.00% Senior Notes Due 2007 (the "Notes Due 2007") and $150,00,000 aggregate principal amount of 7.45% Senior Debentures Due 2027 (the "Debentures"). The Notes Due 2004, the Notes Due 2007 and the Debentures are herein collectively referred to as the "Designated Securities."

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the principal amount of Designated Securities set forth below opposite the name of such Underwriter at a purchase price of 99.258% of the principal amount of Notes Due 2004, 99.305% of the principal amount of Notes Due 2007 and 99.099% of the principal amount of Debentures.

                                                     Principal            Principal            Principal
                      Name                           Amount of            Amount of            Amount of
                      ----
                                                   Notes Due 2004       Notes Due 2007         Debentures
                                                -------------------   ------------------   ------------------
 Goldman, Sachs & Co.                                $ 92,000,000         $115,000,000         $ 69,000,000
 Lehman Brothers Inc.                                  21,600,000           27,000,000           16,200,000
 Merrill Lynch, Pierce, Fenner & Smith                 21,600,000           27,000,000           16,200,000
             Incorporated
 Morgan Stanley & Co. Incorporated                     21,600,000           27,000,000           16,200,000
 Salomon Brothers Inc                                  21,600,000           27,000,000           16,200,000
 Smith Barney Inc.                                     21,600,000           27,000,000           16,200,000
                                                     ------------         ------------         ------------
 Total                                               $200,000,000         $250,000,000         $150,000,000
                                                      ===========          ===========          ===========


         The Underwriters will pay for the Designated Securities upon delivery thereof at the offices of Goldman, Sachs & Co., New York, New York at 9:00 a.m., New York City time, on September 10, 1997, or at such other time and date as the Manager and the Company may agree upon in writing. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         The Designated Securities shall have the terms set forth in the Prospectus dated September 3, 1997, and the Prospectus Supplement dated September 4, 1997 (the "Prospectus Supplement"), including the following:

         Terms of the Notes Due 2004:

                 Maturity Date:  September 15, 2004

                 Interest Rate:  6.85% per annum

                 Redemption Provisions:  The Notes Due 2004 are redeemable, in whole or in part, at the option of the Company at any time at the redemption prices described in the Prospectus Supplement plus accrued interest thereon to the date of redemption.

                 Repurchase  Provisions:  The Notes Due 2004 may not be
                          repurchased at the option of the holders thereof prior to their Maturity Date.

                 Interest Payment Dates:  March 15 and September 15, commencing
                          March 15, 1998 (Interest accrues from September 10,
                          1997).

                 Sinking Fund Provisions:  None.

         Terms of the Notes Due 2007:

                 Maturity Date:  September 15, 2007

                 Interest Rate:  7.00% per annum

                 Redemption Provisions:  The Notes Due 2007 are redeemable, in whole or in part, at the option of the Company at any time at the redemption prices described in the Prospectus Supplement plus accrued interest thereon to the date of redemption.

                 Repurchase Provisions:  The Notes Due 2007 may not be
                          repurchased at the option of the holders thereof prior to their Maturity Date.

                 Interest Payment Dates:  March 15 and September 15, commencing
                          March 15, 1998 (Interest accrues from September 10,
                          1997).

                 Sinking Fund Provisions:  None.

         Terms of the Debentures:

                 Maturity Date:  September 15, 2027

                 Interest Rate:  7.45% per annum

                 Redemption Provisions:  The Debentures are redeemable, in
                          whole or in part, at the option of the Company at any time at the redemption prices described in the Prospectus Supplement plus accrued interest thereon to the date of redemption.

                 Repurchase Provisions:  The Debentures may not be repurchased at the option of the holders thereof prior to their Maturity Date.

                 Interest Payment Dates:  March 15 and September 15, commencing
                          March 15, 1998 (Interest accrues from September 10,
                          1997).

                 Sinking Fund Provisions:  None.

         Current Ratings:         Standard & Poor's Corporation:  BBB
                                  Moody's Investors Service:  Baa2

         Form and Denomination: The Designated Securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be evidenced by global certificates registered in the name of The Depository Trust Company or its nominee.

         Ranking: The Designated Securities will be senior indebtedness of the Company issued under the Indenture dated as of September 10, 1997 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

         Subject to the provisions of the next paragraph, all provisions contained in the document entitled Safeway Inc. Underwriting Agreement Standard Provisions (Debt Securities) (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control. References in the Standard Provisions to the date of this Agreement shall mean the date of this Underwriting Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to the Manager as the representative in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
General Counsel; provided, however, that any notice to any Underwriter pursuant to Section 6(c) of the Standard Provisions shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by the Manager upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                       Very truly yours,

                                       GOLDMAN, SACHS & CO.
                                       LEHMAN BROTHERS INC.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                                       MORGAN STANLEY & CO. INCORPORATED
                                       SALOMON BROTHERS INC
                                       SMITH BARNEY INC.


                                       By: /s/ Goldman, Sachs & Co.
                                          ---------------------------------
                                          (Goldman, Sachs & Co.)

Accepted:

SAFEWAY INC.



By: /s/ Melissa C. Plaisance
    -----------------------------
        Melissa C. Plaisance
        Senior Vice President -
        Finance and
        Public Affairs

                                  SAFEWAY INC.

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS

                               (DEBT SECURITIES)

         From time to time, Safeway Inc., a Delaware corporation ("Safeway" or the "Company"), may enter into one or more underwriting agreements that provide for the sale of securities specified therein (the "Designated Securities") to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, with such additions and deletions as the parties thereto may determine, is herein referred to as this "Agreement." Terms defined in the Underwriting Agreement are used herein as therein defined.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-32741) including a preliminary base prospectus relating to $1,000,000,000 aggregate principal amount of the Company's Debt Securities (the Debt Securities are referred to herein as the "Securities"), and a preliminary prospectus supplement specifically relating to the Designated Securities to be offered thereby and shall file with or transmit for filing to, the Commission a final prospectus (the "Basic Prospectus") relating to the Securities and a final prospectus supplement (the "Prospectus Supplement") specifically relating to the Designated Securities to be offered thereby, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act") within the time period required by such rule. The registration statement constitutes post-effective amendment no. 1 to the Company's registration statement (Registration No. 33-51552), as amended. The term "Registration Statement" means the registration statement (Registration No. 333-32741) as amended to the date of this Agreement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Designated Securities to be offered thereby together with the related preliminary basic prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein and the term "Registration Statement" shall include (i) the documents, if any, incorporated by reference therein and (ii) the information, if any, contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(h) hereof and deemed by virtue of Rule 430A under the Securities Act to be a part of the Registration Statement at the time it was declared effective. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by Safeway with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (b) The Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

                 (c) The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations for the periods specified, except as otherwise disclosed therein; and except as otherwise stated therein or in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges included in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission;

                 (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and each Significant Subsidiary (as used herein, the term "Significant Subsidiary" shall have the meaning assigned to "significant subsidiary" in Rule 405 under the Securities Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                 (e) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and has been duly authorized by the Company, and as of the Closing Date for any such Designated Securities will have been executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                 (f) The Securities have been duly authorized by the Company and, when Designated Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Designated Securities will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                 (g) This Agreement has been duly authorized, executed and delivered by the Company;

                 (h) The execution and delivery by the Company of, and the performance by the Company of its respective obligations under, this Agreement, the Indenture and the Designated Securities will not result in any violation of the Restated Certificate of Incorporation or By-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval or authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Designated Securities, except such as may be required under the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, the TIA and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Designated Securities;

                 (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus;

                 (j) Other than as set forth in the Prospectus, there are no other legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (k) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                 (l) Each Preliminary Prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder (except to the extent that any Preliminary Prospectus did not so comply in a manner corrected in the Prospectus);

                 (m) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and such Registration Statement, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (m) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

         2. Public Offering. Upon the execution of the Underwriting Agreement applicable to any Designated Securities, the Underwriters propose to make a public offering of their respective portions of the Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         3. Purchase and Delivery. Payment for the Designated Securities shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Designated Securities, registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid.

         4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a)      (i)     There shall not have occurred any change, or
         any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as a whole, from that set forth in the Prospectus, that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the reasonable judgment of the Manager, impracticable to proceed with the public offering or the delivery of the Designated Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus;

                 (ii) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of its obligations hereunder to be performed or satisfied on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

                 (b)      (i)     Latham & Watkins, counsel for the Company,
         shall have furnished to you their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you to the effect that:

                          (A) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                          (B) This Agreement has been duly authorized, executed and delivered by the Company;

                          (C) The Indenture has been (a) duly qualified under the TIA and (b) duly authorized, executed and delivered by the Company and is a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms; the Designated Securities have been duly authorized and executed by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable in accordance with their terms;

                          (D) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission; and the Prospectus has been filed in accordance with Rule 424(b) and 430A under the Securities Act;

                          (E)      The Registration Statement and the
                 Prospectus, in each case excluding the documents referred to in (I) below, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the applicable rules and regulations of the Commission thereunder; it being understood however, that such counsel need express no opinion with respect to financial statements, schedules and other financial data included or incorporated in the Registration Statement or Prospectus or with respect to the Statement of Eligibility of the Trustee on Form T-1 (the "Form T-1"). In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

                          (F) The statements set forth in the Prospectus under the captions "Description of the Securities" and "Description of Debt Securities", in each case insofar as such statements constitute summaries of legal matters, are accurate in all material respects; and the Designated Securities conform in all material respects to the description thereof in the Prospectus;

                          (G) The issue and the sale of the Designated Securities being delivered on the Closing Date by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture will not result in a violation by the Company of its Restated Certificate of Incorporation or By-laws or any federal, New York or California statute, rule or regulation known to such counsel to be applicable to the Company (other than federal securities laws, which are specifically addressed elsewhere in such counsel's opinion, or state securities laws as to which such counsel need not express an opinion) or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any of the indentures relating to the 9.30% Senior Secured Debentures due 2007, 10% Senior Notes due 2002, 10% Senior Subordinated Notes due 2001, 9.875% Senior Subordinated Debentures due 2007, 9.65% Senior Subordinated Debentures due 2004 or 9.35% Senior Subordinated Notes due 1999, or the bank credit agreement between the Company and a consortium of banks led by Bankers Trust Company;

                          (H) No consent, approval, authorization or order of, or filing with any federal, New York or California court or governmental agency or body is required for the issue and sale of the Designated Securities except such as may have been obtained under the Securities Act and such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters as to which such counsel need not express an opinion;

                          (I) Each document incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), when it was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon the compliance as to form of each of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in paragraph (F) above), during the course of such participation (relying, as to materiality to the extent such counsel deems appropriate upon statements of officers and other representatives of the Company), no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement (including the documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated by reference therein or with respect to the Form T-1.

         In rendering such opinion, such counsel may state that they express an opinion only as to federal securities laws, New York and California law and the General Corporation Law of the State of Delaware. Such opinion may also be subject to customary assumptions and limitations, including that opinions on enforceability may be subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) such counsel need not express an opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture and (v) such counsel need not express an opinion with respect to Sections 10.15 and 10.16 of the Indenture.

                 (ii) Michael C. Ross, Senior Vice President, General Counsel and Secretary of the 1Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                 (A) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole;

                 (B) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; to the best of his knowledge has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock owned by the Company in such subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

                 (C) To the best of such counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, required to be described in the Prospectus, which are not described as required;

                 (D) The issue and sale of the Designated Securities being delivered at the Closing by the Company and the application of the net proceeds therefrom as contemplated under "Use of Proceeds" in the Prospectus, and the compliance by the Company with all of the provisions of the Underwriting Agreement, will not conflict with or result in a material breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to indebtedness in excess of $25 million to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

         (c) The Manager shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Manager.

         (d) The Manager shall have received on the date of this Agreement and on the Closing Date a letter, dated such date, in form and substance satisfactory to the Manager, to the effect set forth on Schedule II hereto, from the Company's independent auditors.

         (e) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York or California declared by either

Federal or New York or California State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (i), (ii) or (iii) above in the Manager's reasonable judgment makes it impracticable to proceed with the public offering or the delivery of the Designated Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

         (f) On or after the date of the Underwriting Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         5.      Covenants of the Company.         In further consideration of
the agreements of the Underwriters contained herein, the Company covenants as follows:

                 (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits and all amendments thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto).

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Designated Securities, whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager or counsel for the Underwriters reasonably objects.

                 (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Manager may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Designated Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the TIA, to notify the Manager and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Manager may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Designated Securities at any time nine months or more after the time of issue of the Prospectus, upon the Manager's request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Manager may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                 (d) Promptly from time to time to take such action as the Manager may reasonably request to qualify the Designated Securities for offering and sale under the securities laws or Blue Sky laws of such jurisdictions as the Manager may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file general consent to service of process in any jurisdiction.

                 (e) To make generally available to the Company's security holders as soon as practicable an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a twelve month period beginning on the first day of the Company's first full fiscal quarter next following the date of the Underwriting Agreement.

                 (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Designated Securities or any securities convertible into or exchangeable or exercisable for any debt securities of the Company substantially similar to the Designated Securities or any rights, warrants or options to purchase any debt securities substantially similar to the Designated Securities (other than (i) the Designated Securities, (ii) commercial paper issued in the ordinary course of business or (iii) pursuant to arrangements of which the Manager and counsel for the Underwriters have been advised by the Company prior to the time of execution of the Underwriting Agreement, without the prior written consent of the Manager, which consent shall not be unreasonably withheld.

                 (g) To pay or cause to be paid all expenses incident to the performance of its obligations under any Underwriting Agreement, including the cost of all qualifications of the Designated Securities under state securities laws (including reasonable fees of counsel to the Underwriters in connection with such qualifications) and the cost of printing this Agreement, any Underwriting Agreement, and any Blue Sky memoranda.

                 (h) To prepare the Prospectus as amended and supplemented in relation to the Designated Securities in a form approved by the Manager and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of the Underwriting Agreement relating to the Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Underwriting Agreement relating to such Designated Securities and prior to the Closing for such Designated Securities which shall be disapproved by the Manager for such Designated Securities promptly after reasonable notice thereof; to advise the Manager promptly of any such amendment or supplement after such Closing and furnish the Manager with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Manager, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         6.      Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and provided, however, that the Company shall not be liable under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus or Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Designated Securities (1) to a person to whom there was not sent or given, at or prior to the time of written confirmation of such sale, a copy of the Prospectus or of the Prospectus, as amended or supplemented, or (2) in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or Prospectus which was corrected in the Prospectus or the Prospectus as amended or supplemented at such time of written confirmation.

         (b) Each Underwriter will indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity in paragraph 6 (a) above from the Company to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Designated Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Designated Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Designated Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         (f) The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them in certificates of officers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for any of the Designated Securities.

         7.      Defaulting Underwriters.

         (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase hereunder on the Closing Date, the Manager may in its discretion arrange for itself or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Manager does not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Manager to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Manager notifies the Company that the Manager has so arranged for the purchase of such Designated Securities, or the Company notifies the Manager that it has so arranged for the purchase of such Designated Securities, the Manager or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes, if any, may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Designated Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Manager and the Company as provided in subsection (a) above, the aggregate amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate amount of the Designated Securities to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Designated Securities which such Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of the Designated Securities which such Underwriter agreed to purchase hereunder) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made, or in such other proportions as the Manager may specify; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Manager and the Company as provided in subsection (a) above, the aggregate amount of such Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate amount of all the Designated Securities to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         8. Reimbursement. If this Agreement shall be terminated pursuant to Section 7 hereof or as a result of the failure of any of the conditions set forth in Section 4(e) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 5(g) and Section 6 hereof; but, if for any other reason any of the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Manager for all out-of-pocket expenses approved in writing by the Manager, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the filing of the Prospectus Supplement and the purchase, sale and delivery pursuant to this Agreement of the Designated Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Designated Securities not so delivered except as provided in Section 5(g) and
Section 6 hereof.

         9.      Miscellaneous.

         (a) The Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         (b) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in
Section 6 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         (c) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. Headings. The headings of the sections of this Agreement have been inserted for convenience or reference only and shall not be deemed a part of this Agreement.

                                                                     Schedule II

         Pursuant to Section 4(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

                 (ii) In their opinion, the consolidated financial statements and the consolidated supplementary financial information and schedules audited by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

                 (iii) The selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Report on Form 10-K for such fiscal year;

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the interim consolidated financial statements of the Company incorporated by reference in the Registration Statement or Prospectus did not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

                          (B) as of the date of the latest available interim consolidated financial statements of the Company subsequent to the date of the latest consolidated financial statements incorporated by reference in the Prospectus, there has been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and warrants, in each case which were outstanding on the date of the latest financial statements incorporated by reference in the Prospectus), any increase greater than $50 million in the consolidated long-term debt of the Company and its subsidiaries, any decrease in consolidated net current assets, or any decrease in consolidated stockholders' equity, and for the period from the date of the latest consolidated financial statements incorporated by reference in the Prospectus to the date of the latest available interim consolidated financial statements, there has been any decrease in consolidated net sales, operating profit or net income as compared with the comparable period of the preceding year;

                          (C) as of a specified date not more than five days prior to the date of such letter, there has been any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and warrants, in each case which were outstanding on the date of the latest audited financial statements incorporated by reference in the Prospectus) or any increase greater than $50 million in the consolidated long-term debt of the Company and its subsidiaries, or decrease in stockholders' equity as compared with amounts shown in the latest interim consolidated balance sheet incorporated by reference in the Prospectus; and

                          (D) for the period from the date of the latest interim consolidated financial statements incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there was any decrease in consolidated net sales or, to the extent that information as to decreases in net income is available, net income, in each case as compared with the comparable period of the preceding year; and

         (v) They have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information derived from the accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the representatives, or in documents incorporated by reference in the Prospectus specified by the representatives, which procedures consist principally of comparing such amounts, percentages and financial information with the corresponding amounts, percentages and financial information included in or derived from the accounting records of the Company and its subsidiaries and have found such amounts, percentages and financial information to be in agreement.

         (vi)    They have--

                          (A) Read the unaudited pro forma condensed consolidated balance sheet as of December 28, 1996, and the unaudited pro forma condensed consolidated statements of income for the year ended December 28, 1996 incorporated by reference in the Registration Statement.

                          (B) Inquired of certain officials of the Company who have responsibility for financial and accounting matters about--

                                  (1) The basis for their determination of the pro forma adjustments, and

                                  (2)      Whether the unaudited pro forma
                          condensed consolidated financial statements referred to in (vi)(A) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S- X.

                          (C) Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

                 The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, such accountants do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, such accountants make no representation about the sufficiency of such procedures for your purposes.

         (vii) Nothing came to such accountants' attention as a result of the procedures specified in paragraph (vi), however, that caused such accountants to believe that the unaudited pro forma condensed consolidated financial statements referred to in (vi)(A) included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had such accountants performed additional procedures or had such accountants made an examination of the pro forma condensed consolidated financial statements, other matters might have come to such accountants' attention that would have been reported to you.